UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 4, 2009
FLOW INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Washington

(State or Other Jurisdiction of Incorporation)

001-34443	91-1104842

(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032

(Address of Principal Executive Offices)	(Zip Code)
(253) 850-3500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers
     (b) Departure of Certain Officers
     Scott G. Rollins has served as the Chief Information Officer of Flow International Corporation (the “Company”) since February of 2007, and, as previously disclosed, has been working in that role as an independent contractor since May 20, 2009 to ensure a smooth transition of the Company’s ERP upgrade project to his successor. Effective as of September 4, 2009, the remainder of Mr. Rollins’ duties and responsibilities have been transitioned to Daric Schweikart, who joined the Company in May 2009 as the Company’s Vice President of Information Technology. Mr. Rollins will continue to serve the Company as an independent contractor and will continue to advise the Company’s information technology group on the ERP project.
     (e) Compensatory Arrangement of Certain Officers
     At the Annual Meeting of Shareholders held on September 10, 2009, shareholders of the Company approved an amendment to the Company’s 2005 Equity Incentive Plan, as amended and restated (the “2005 Plan”), which amendment provides for an increase in the aggregate number of shares of common stock that may be issued pursuant to the 2005 Plan from 2,500,000 shares to 5,000,000 shares. This increase of authorized shares of common stock is reflected in newly revised Section 3(a) of the 2005 Plan. A copy of the 2005 Plan, as amended, is attached as Exhibit 10.1 to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On September 10, 2009, the Company filed Articles of Amendment of Restated Articles of Incorporation with the Washington Secretary of State (the “Articles of Amendment”). The Articles of Amendment are attached to this report as Exhibit 3.1(b) and provide for an increase in the authorized stock of the Company. Before the filing of the Articles of Amendment, the Restated Articles of Incorporation of the Company provided for the authorization of two classes of stock, consisting of 49,000,000 shares designated as common stock, and 1,000,000 shares designated as preferred stock. In connection with the Articles of Amendment, the authorized stock of the Company has been increased to 85,000,000 shares, consisting of 84,000,000 shares of common stock and 1,000,000 shares of preferred stock. The Articles of Amendment were approved by the Board of Directors of the Company and by the shareholders of the Company on September 10, 2009. All other provisions of the Company’s Restated Articles of Incorporation remain the same.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1(b)	Articles of Amendment of Restated Articles of Incorporation of Flow International Corporation, filed with the Washington Secretary of State on September 10, 2009

10.1	Flow International Corporation 2005 Equity Incentive, as amended and restated effective September 10, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION
(Registrant)
Date: September 11, 2009	By:	/s/ John S. Leness
John S. Leness General Counsel and Secretary